                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[X]  Preliminary proxy statement.           [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(e)(2)).
[_]  Definitive proxy statement.

[_]  Definitive additional materials.

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


               (Name of Registrant as Specified in Its Charter)
                            The Metzler Group, Inc.


(Name of Person(s) Filing proxy statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1)  Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3)  Filing Party:


     (4)  Date Filed:


Notes:

                                     LOGO

                                 615 N. WABASH
                            CHICAGO, ILLINOIS 60611

                                                                    May __, 1999

Dear Shareholder:

  It is my pleasure to invite you to the 1999 annual meeting of shareholders of The Metzler Group, Inc. We will hold the meeting on Monday, June 21, 1999, at 9:00 a.m. at The Mid-America Club, 200 E. Randolph Drive, Chicago, Illinois.

  The accompanying notice of annual meeting of shareholders and proxy statement describes the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the proxy statement and to vote your choices. Please vote your proxy on the Internet by visiting www.proxyvote.com or mark, sign, date and return your proxy card by mail whether or not you plan to attend the annual meeting.

  If you later decide to attend the meeting, you can always revoke your proxy at that time and vote your shares in person.

  I look forward to seeing you at the meeting. On behalf of the management and directors of The Metzler Group, Inc., I want to thank you for your continued support and confidence.

                                       Sincerely,


                                       ROBERT P. MAHER
                                       Chairman of the Board, President and
                                       Chief Executive Officer

                                     Logo

                                 615 N. Wabash
                            Chicago, Illinois 60611

                   Notice Of Annual Meeting Of Shareholders

                          To Be Held On June 21, 1999

To the Shareholders of The Metzler Group, Inc.:

  We will hold the annual meeting of shareholders of The Metzler Group, Inc., a Delaware corporation, at The Mid-America Club, 200 E. Randolph Drive, Chicago, Illinois, on Monday, June 21, 1999, at 9:00 a.m. Chicago. The meeting's purpose is to:

  1. Elect one director to our Board of Directors to serve a term of three years;

  2. Consider and vote upon a proposed amendment to our certificate of incorporation to increase the total authorized common stock to 250,000,000 shares;

  3. Consider and vote upon a proposed amendment to our certificate of incorporation to change our name to Navigant Consulting, Inc.;

  4. Consider and vote upon re-approval of our Long-Term Incentive Plan; and

  5. To transact any other business appropriate to the meeting.

  If you were a shareholder of record at the close of business on April 30, 1999, you may vote at the annual meeting. For ten days prior to the meeting, we will keep a list of shareholders entitled to vote at the meeting with the address and number of shares held by each at the following locations:

  1. Our offices at 615 N. Wabash, Chicago, Illinois; and

  2. The offices our transfer agent, American Stock Transfer Trust Company, located at 40 Wall Street, New York, New York.

  You may inspect the stock lists at any time during usual business hours. You may also inspect the list during the meeting.

  If you cannot attend the meeting, we urge you to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. If you give a proxy, you have the right to revoke it at any time before it is voted.

  We have enclosed the 1998 Annual Report, including financial statements, and the proxy statement with this notice of annual meeting.

                                       For the Board of Directors,

                                       CHARLES A. DEMIRJIAN
                                       Secretary
Chicago, Illinois
May __, 1999
                                  -----------

                            YOUR VOTE IS IMPORTANT.
     PLEASE VOTE YOUR PROXY ON THE INTERNET BY VISITING www.proxyvote.com.
                                      OR
              MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL
             WHETHER OF NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                     LOGO

                                 615 N. WABASH
                            CHICAGO, ILLINOIS 60611
                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 1999 annual meeting of shareholders. We will hold the annual meeting on Monday, June 21, 1999, at 9:00 a.m. Chicago time.

                               VOTING OF SHARES

  We will begin mailing this proxy statement and the accompanying proxy card to you, beginning on or about May __, 1999. Each share of our common stock, par value $0.001 per share, is entitled to one vote. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it.

  Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. A quorum is 50% of the shares entitled to vote. Any other matters voted on at the meeting shall be determined by a majority of the votes cast.

  If you mark "withhold authority" on your proxy card with respect to the election of the nominee for director, your vote will not count either "for" or "against" the nominee. If you mark your proxy card to "abstain" on other matters, your vote will not be counted in determining whether a majority vote was obtained. If you do not give directions on your proxy card and you return the signed card, the persons named in the proxy card will vote the shares at their discretion on all matters. If a broker or other person holding shares for you does not vote on a proposal (broker non-votes), your shares will not be counted in determining the number of votes cast.

  If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting by sending us a proxy bearing a later date or by attending the meeting in person and casting a ballot.

    YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE
                              MEETING IN PERSON.

  We solicit proxies to give all shareholders of record on April 30, 1999 an opportunity to vote on matters to be presented at the annual meeting. Your shares can be voted at the meeting only if you are present or represented by proxy. As of the record date, approximately 42,400,000 shares of common stock were issued and outstanding, and each share has one vote for the matters referred to in this proxy statement. We have adjusted all shares and stock prices contained in this proxy statement to reflect our three-for-two stock split effected on April 1, 1998.

                               BOARD OF DIRECTORS

GENERAL

  The Board manages our business affairs. Members of the Board keep themselves informed by reading various reports and documents sent to them on a regular basis. In addition, the Chief Executive Officer and other officers routinely present operating and financial reports at Board and committee meetings

  The Board met five times in 1998, and all members attended each meeting, except Mr. Pond was unable to attend one meeting.

  Biographical information on the director nominee and the directors serving unexpired terms begin on page 3 of this proxy statement.

BOARD COMMITTEES

  In October 1998, the Board created a special committee to oversee our most recent follow-on public offering, including to negotiate and authorize the price of our common stock in that offering. Robert P. Maher, who is the Chairman of the Board and our President and Chief Executive Officer, was the sole member of this committee. In January 1997, the Board formed the standing Audit Committee and the Compensation Committee to assist the Board in carrying out its duties.

  The AUDIT COMMITTEE has four members, three of whom are independent, non-employee directors. Peter B. Pond, Mitchell H. Saranow, James R. Thompson and Mr. Maher currently serve on the Audit Committee. The Audit Committee reviews our internal controls and the objectivity and integrity of financial reporting. The Audit Committee also meets with our independent certified public accountants and other financial personnel about these matters. This committee met three times during 1998.

  The COMPENSATION COMMITTEE has four members, three of whom are independent, non-employee directors. Messrs. Pond, Saranow, Thompson and Maher currently serve on the Compensation Committee. This committee monitors our compensation programs for directors and officers, administers compensation plans for executive officers, and oversees the employee benefit plans. This committee also makes recommendations to the Board about compensation for directors and officers. The Compensation Committee's Report on Executive Compensation begins on page 9 under the caption "Compensation Committee Report on Executive Compensation". This committee met five times during 1998.

DIRECTOR COMPENSATION

  Under our Long-Term Incentive Plan, we grant each director not employed by us an option to purchase 3,000 shares of common stock for each year of the term to be served upon the director's initial election or re-election to the Board. Thus, a director elected to a three-year term receives 9,000 options. The options have an exercise price equal to the fair market value of the common stock on the date of grant and become exercisable in equal installments over the term to be served beginning on the first anniversary of the date of grant, so that 3,000 options become exercisable each year. We also pay directors who are not executive officers a fee of $1,000 for each Board meeting attended in person. All directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board. From time to time, we also grant our non-employee directors additional options after reviewing the level of compensation other companies similarly situated to us pay their non-employee directors.

                       ITEM NO. 1-ELECTION OF DIRECTORS

  The Board has set the current number of directors at five. Mr. Maher and Barry
S. Cain are the two employee directors on the Board. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of shareholders. Directors are elected by a plurality of the votes cast. The seat held by Mr. Maher is up for election at this annual meeting.

  The Board has selected and approved the following nominee for submission to the shareholders: Robert P. Maher, our Chief Executive Officer, President and Chairman, to serve a three-year term expiring at the annual meeting in 2002.

  If Mr. Maher becomes unable or unwilling to serve, proxies will be voted for election of a person designated by the Board. The Board knows of no reason why Mr. Maher should be unable or unwilling to serve.

  A brief listing of the principal occupation, other major affiliations and age of Mr. Maher and each director serving an unexpired term follows.

        NOMINEE FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2002:

  ROBERT P. MAHER, 49, has served as the Chief Executive Officer and President of our holding company since inception and as our Chairman of the Board since June 1996. He has been one of our directors since April 1991. From August 1990 to December 1995, Mr. Maher held various positions in our organization, most recently as a Senior Vice President of Metzler & Associates, Inc., one of our subsidiaries, working primarily in the information technology area. From 1988 to August 1990, he organized and directed information technology engagements for the regulated segment of the communications industry practice as a principal with the consulting practice of Ernst & Young LLP.

  The Board recommends a vote FOR Mr. Maher.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000:

  PETER B. POND, 54, has served as one of our directors since November 1996. He has served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation since June 1991. Mr. Pond is a director of Maximus, Inc., a provider of program management and consulting services to state, county and local government health and human services agencies.

  MITCHELL H. SARANOW, 53, has served as one of our directors since November 1996. Mr. Saranow has served as Chairman of The Saranow Group L.L.C. and its affiliated companies since October 1984. He founded Fluid Management, L.P. in April 1987 and served as Chairman and Chief Executive Officer until January 1997. He presently also serves as a director of Lawson Products, Inc., a distributor of expendable maintenance, repair and replacement products, and as Chairman of Elf Machinery, L.L.C., an affiliate of The Saranow Group.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001:

  JAMES R. THOMPSON, 62, has served as one of our directors since August 1998. Governor Thompson was named Chairman of the Chicago law firm of Winston & Strawn in January 1993. He joined the firm in January 1991 as Chairman of the Executive committee after serving four terms as Governor of the State of Illinois from 1977 until January 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State's Attorney of Cook County. He is a former Chairman of the President's Intelligence Oversight Board. Governor Thompson is currently a member of the Boards of Directors of Union Pacific Resources, Inc., Prime Retail, Inc., American National Can Co., Jefferson Smurfit Group, plc, Prime Group Realty Trust, FMC Corporation, and Hollinger International. He serves on the Board of the Chicago

Historical Society, the Art Institute of Chicago, the Museum of Contemporary Art, the Lyric Opera and the Illinois Math & Science Academy Foundation.

  BARRY S. CAIN, 56, has served as one of our directors since May 1998 and as our Vice President and Chief Administrative Officer since September 1997. Mr. Cain joined us from his position as a member of the law firm of Sachnoff & Weaver, Ltd., where he was co-chairman of the firm's Business Group and a member of its board of directors. Prior to joining the Company, Mr. Cain served as our outside general counsel and outside general counsel to Metzler & Associates, Inc. since inception.


          ITEM NO. 2-AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO
                           INCREASE AUTHORIZED SHARES

  In January 1999, the Board proposed and recommended for adoption by our shareholders an amendment to our certificate of incorporation that would increase our total authorized common stock from 75,000,000 shares to 250,000,000 shares. No change will be made to the number of authorized shares of preferred stock, none of which is currently outstanding. We are asking you to approve this amendment.

Discussion of the Proposal

  The proposed amendment would change paragraph A of Article Four of our certificate of incorporation to read in its entirety as follows:

  AUTHORIZED SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred fifty-three million (253,000,000), consisting of two hundred fifty million (250,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and three million (3,000,000) shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

Reasons for the Proposal

  As of May 12, 1999, we had issued approximately 42,400,000 shares of common stock, and we currently have reserved approximately 12,000,000 shares for issuance under our Stock Purchase Plan, 401(k) and our Incentive Plan. Consequently, we have approximately 20,600,000 shares of common stock available for future issuance as of May 12, 1999.

  The Board believes we need additional authorized but unissued shares of common stock so that we may use shares of common stock for general corporate purposes, future acquisitions and equity financings. Your approval of the proposed amendment now will eliminate the delays and expense which we would otherwise incur if we need to seek your approval to increase the authorized number of shares of common stock for possible future transactions involving the issuance of additional shares. Additional issuances of common stock may also increase the total number of shares traded, and therefore it would be easier for you to buy or sell shares.

  The Board may issue the additional shares of common stock in its discretion without further approval of the shareholders, subject to certain exceptions. You could suffer a dilution of voting rights, net income and net tangible book value per share of the common stock as the result of any such issuance of common stock depending on the number of shares issued and the purpose, terms and conditions of the issuance. The additional shares of common stock could have an "anti-takeover" effect because they could discourage a takeover by means of a merger, tender offer, proxy contest or otherwise. In addition, the additional shares could make the removal of our present management more difficult. The Board could issue such shares for the purpose of making it more difficult, time-consuming or costly for another entity or person to acquire a controlling interest, even if such acquisition is desired by you. You have no preemptive rights to subscribe for additional shares when issued.

Vote Required; Directors' Recommendation

  The holders of a majority of the shares of common stock outstanding as of the record date must vote in favor of the proposed amendment for it to be approved. The Board recommends that you vote FOR this amendment to our certificate of incorporation to increase the our total authorized common stock.


          ITEM NO. 3-AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO
                                CHANGE OUR NAME

  In May 1999, the Board proposed and recommended for adoption by our shareholders an amendment to our certificate of incorporation that would change our name to Navigant Consulting, Inc. We are asking you to approve this amendment.

Discussion of the Proposal

  The proposed amendment would change Article I of our certificate of incorporation to read in its entirety as follows:

            The name of the corporation is Navigant Consulting, Inc.

Reasons for the Proposal

  Since we went public as "The Metzler Group, Inc." in 1996, we have built upon our expertise in vertical, regulated industries and have added additional organizations with strong franchises, such as Reed Consulting, Inc., Peterson Worldwide LLC, LECG, Inc. and Strategic Decisions Group. Because our clients are beginning to view us as one seamless organization as opposed to a holding company for various operating subsidiaries, we have chosen one name--Navigant Consulting, Inc.--to represent one organization. We believe our new name will convey a more descriptive message about our role as change agents who help clients "navigate" the changing business and regulatory environment.

Vote Required; Directors' Recommendation

  The holders of a majority of the shares of common stock outstanding as of the record date must vote in favor of the proposed amendment for it to be approved. The Board recommends that you vote FOR the amendment to our certificate of incorporation to change our name to Navigant Consulting, Inc.


                  ITEM NO. 4-RE-APPROVAL OF OUR INCENTIVE PLAN

  In June 1996, the Board adopted the Incentive Plan, which is attached to this proxy statement as Annex A. The Board is now seeking re-approval of the Incentive Plan so we can preserve our tax deduction for all awards earned under the Incentive Plan in accordance with Section 162(m) of the Internal Revenue Code ("Code Section 162(m)").

Discussion of Proposal

  This proposal seeks to ensure that the Incentive Plan continues to meet the statutory requirements of Code Section 162(m). Enacted in 1993, Code Section 162(m) disallows us a deduction for federal income tax purposes for compensation to our Chief Executive Officer and the four other most highly paid named executive officers in excess of $1 million per year that we pay; however, if our shareholders re-approve our Incentive Plan, compensation derived from the Incentive Plan is not subject to that limitation.

  Because a large portion of our officer's incentive compensation is derived from option value rather than fixed salary or bonus, our officers may earn more than $1 million if the value of our stock increases significantly. Under Code
Section 162(m), compensation that qualifies as "performance-based compensation" is not subject to the $1 million limitation. One of the conditions required to qualify compensation paid pursuant to grants and awards under the Incentive Plan as "performance-based compensation" is shareholder approval of the Incentive Plan. However, in our case, the $1 million deduction limitation (and the shareholder approval requirement) does not apply during a transitional period following our initial public offering because our shareholders approved the Incentive Plan before our initial public offering. Under this transitional rule, we must resubmit the Incentive Plan for shareholder approval on or before our annual meeting in the year 2000 or when we have issued more shares under the Incentive Plan than originally approved. We have decided to submit the Incentive Plan to the shareholders at this time to seek re-approval of the Incentive Plan. If you re-approve the Incentive Plan, it will continue to qualify under the statutory requirements of Code Section 162(m). If you do not re-approve the Incentive Plan, the Incentive Plan will continue under its existing terms but we may not be able to take advantage of tax deductions resulting from compensation under the Incentive Plan.

  As of May 17, 1999, the market value of the approximately 10,600,000 shares available for grant under the Incentive Plan was approximately $350 million.


Description of the Plan

General

  The Incentive Plan was originally adopted by the Board and approved by the shareholders in June 1996. Under the Incentive Plan, we are authorized to make grants of the following:

     .  incentive stock options;
     .  non-qualified (or non-statutory) stock options;
     .  restricted stock;
     .  stock appreciation rights;
     .  performance awards; and
     .  cash awards.


  The Board's Compensation Committee administers the Incentive Plan. This Committee determines which employees, consultants, non-employee directors and independent contractors receive awards under the Incentive Plan and establishes the terms, conditions and limitations of each award, subject to the terms of the Incentive Plan and the applicable provisions of the Code.

  The Board may amend the Incentive Plan in any respect, except that the following changes may not be made without your approval:

     . the maximum number of shares available for awards may not be increased except upon stock splits and dividends, combinations and similar events;
     .  the requirements as to eligibility may not be materially modified;
     .  the benefit to participants may not be materially increased;
     . the period during which incentive options may be granted or exercised may not be extended; and

  . the class of employees eligible to receive incentive options may not be modified.


Terms and Conditions of Awards under the Incentive Plan

  Awards under the Incentive Plan may consist of any combination of one or more incentive or non-qualified options, restricted stock, stock appreciation rights, performance awards or cash awards, on a stand alone, combination or tandem basis. The Committee may specify that awards other than options will be paid in cash, shares of common stock, or a combination of cash and common stock. The Committee is permitted to cancel any unexpired, unpaid, unexercised or deferred awards at any time if a participant (a) provides services for a competitor, (b) discloses confidential information, or (c) fails to disclose and convey to us any invention or idea he or she developed while employed by us and relating to our business.

  If the nature or number of outstanding shares of common stock changes due to stock split, stock dividend, reorganization or similar event, we will make adjustments to the numbers of shares and the applicable exercise and base prices under outstanding awards to prevent dilution or enlargement of the awards previously granted.

  We may grant both incentive and non-qualified options pursuant to the Incentive Plan. Incentive options must have an exercise price per share equal to at least the fair market value of a share at the time the award is granted. As required by the Code, if an incentive option is granted to a participant who owns more than ten percent of our issued and outstanding capital stock, then the exercise price per share will be not less than one hundred ten percent (110%) of fair market value on the date of grant. The Committee will determine, in its sole discretion on the date of the grant, the exercise price for non-qualified options, and, except as the committee determines to be appropriate pursuant to Code Section 162(m), the exercise price may be less than fair market value. All incentive options granted under the Incentive Plan have a maximum term of ten years, except Incentive options granted to a 10% shareholder have a maximum term of five years. The Committee may set the term of non-qualified options in its discretion. At the time an option is awarded, the Committee will specify the date or dates upon which the option, or portions of the option, becomes exercisable. The Committee will set the manner of payment for the purchase price upon exercise of the option in the particular award agreement or by general rules.

  A participant who ceases to be an employee or key non-employee for any reason other than death, disability or termination "for cause" will be permitted to exercise any option to the extent it was exercisable on the date of such cessation, but only within three months of such cessation. A participant who is terminated for "cause," as defined in the Incentive Plan, will immediately lose all rights to exercise any options. In the case of either death or disability, the option must be exercised within twelve months after the date of death or onset of disability, and prior to the original expiration date of the option.

  The Committee may award shares of common stock on a restricted basis. The Committee will determine the terms of a restricted stock award at the time the award is made and the terms will be described in the award agreement. After the restricted stock is awarded, the participant will be a shareholder with respect to such stock, and will have rights to vote and receive dividends with respect to such stock.

  The Committee may award stock appreciation rights either alone, in tandem or in combination with an option or other award. A stock appreciation right will permit the participant to receive, upon exercise, cash or shares of common stock equal in value to the excess of the fair market value of a share of common stock as of the exercise date over the base price set by the committee at the time the stock appreciation right is granted, multiplied by the number of shares of common stock then being exercised under the stock appreciation right. The base price will be at least the fair market value of a share of common stock on the date of grant, unless the Board approves a lower base price. Stock appreciation rights will become exercisable upon the date or dates, or the occurrence of the events, set by the committee at the time of grant.

  Under the provisions of the Incentive Plan, all members of the Board who are not employees will receive an option to purchase 9,000 shares. The option will be granted on the date each director is first elected to the Board. Each continuing non-employee member of the Board will receive an additional award of an option to purchase 9,000 shares upon reelection and qualification as a non-employee member of the Board. Each option issued to a non-employee member of the Board will become exercisable in equal annual installments on the first through third anniversaries of the date of grant; provided, however, each such option will become immediately exercisable if the non-employee director ceases to be a director because of death or disability.

  The Committee may award performance awards or cash awards under the Incentive Plan, subject to restrictions and conditions and other terms as determined by the Committee at the time of the award.

Federal Income Tax Effects

  Under the Code, as presently in effect, if we grant an option under the Incentive Plan, the participant does not receive income for federal tax purposes and we do not receive a deduction.

  Upon exercise of a non-qualified option, the participant will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of the common stock on the exercise date. We will be entitled to a tax deduction in the same amount as is recognized by the participant at the same time, provided we include and report such amounts on a timely filed Form W-2 or Form 1099-MISC. Upon a disposition of shares acquired upon exercise of a non-qualified option, any amount received in excess of the market value of the shares at the time of exercise of the option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. We will not be entitled to any tax deduction upon such subsequent disposition.

  In the case of incentive options, the participant does not recognize ordinary income on the date of grant or exercise. If the participant holds the stock acquired through exercise of an incentive option for one year from the date of exercise and two years from the date of grant, the participant will thereafter recognize capital gain or loss upon a subsequent sale of the stock, based on the difference between the incentive option's exercise price and the sale price. If the stock is sold before the requisite holding period, the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. We generally will be allowed a business expense deduction only if, and to the extent, the participant recognizes ordinary income.

Vote Required; Directors' Recommendation

  Re-approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and present in person or by proxy at the annual meeting. If the Incentive Plan is not re-approved, the Board may nonetheless continue to grant awards under the Incentive Plan. In such event, however, payments made to certain of our executive officers may not be deductible for federal income tax purposes under Code Section 162(m). The Board recommends that you vote FOR re-approval of the Incentive Plan.

                      OTHER MATTERS TO COME BEFORE MEETING

  If a shareholder properly brings any matter not described in this proxy statement before the meeting, the persons named in the proxy card will vote the shares at their discretion. At the time this proxy statement went to press, we did not know of any other matters which might be presented for shareholder action at the annual meeting.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board:

     . establishes compensation programs for our executive officers designed to attract, motivate and retain key executives responsible for our success;

     . administers and maintains the compensation programs in a manner that will benefit both our long-term interests and those of our shareholders; and

     .  determines the compensation of our Chief Executive Officer.

  Four directors serve on the committee. We have never employed three of these directors. The fourth member of the committee is our President, Chief Executive Officer and Chairman, Robert P. Maher.

  This report describes the philosophy that underlies the cash and equity-based components of our executive compensation program. It also describes the details of each element of the program and the rationale for compensation paid to our Chief Executive Officer and our executive officers in general.

Compensation Philosophy and Objectives

  The committee believes that our executive officer compensation should be competitive and based on overall financial results, individual contributions and teamwork that help build value for you. Within this overall philosophy, the committee bases the compensation program on the following principles:

     . Compensation levels for executive officers are benchmarked to the outside market, using information from proxy materials of companies included in the performance graph contained herein. The committee refers to information in this material regarding two groups of companies: companies with annual revenues of $250 million to $1 billion, with which we are expected to compete for executive talent, and the companies included in the performance graph, with which we can expect to compete for investors.

     . The committee targets the total compensation opportunity to the upper-range of these companies. Executive officers may earn incremental amounts above or below that level depending upon corporate and individual performance. The committee considers it essential to our vitality that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build our business.

     . Compensation is tied to performance. A significant part of the total compensation opportunity may only be earned if specific goals are met.

     . The committee designs incentive compensation to reinforce the achievement of both short- and long-term corporate objectives.

     . Executives' interest in the business should be directly linked to the interests and benefits received by our shareholders.

Process and Compensation Components

  The committee determines the compensation for our Chief Executive Officer by using its subjective judgment and taking into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. The Chief Executive Officer makes the compensation decisions for our other key executive officers. However, the committee may make recommendations concerning these other officers.

  In making compensation decisions, the committee considers compensation practices and financial performance of companies in the Peer Group, as well as other companies with annual revenues of $250 million to $1 billion. This information provides guidance to the committee, but the committee does not target total executive compensation or any component of executive compensation to any particular point within, or outside, the range. However, the committee believes it is appropriate to use the base salaries, total cash compensation and long-term incentive awards as a framework for its compensation decisions. Specific compensation for individual officers will vary because of subjective factors considered by the committee unrelated to compensation practices of the as described in the section above entitled "Compensation Philosophy and Objectives."

  The Peer Group is comprised of the following companies: American Management Systems, Cambridge Technology Partners, Ciber, Inc., Computer Horizons Corporation, Gartner Group, Inc., Diamond Technology Partners Incorporated, Keane, Inc., Meta Group, Inc., Sapient Corporation, Technology Solutions Company, and Whittman-Hart, Inc. The committee compares compensation and financial performance to various groupings of these companies. All of these companies are included in the performance peer group used for the shareholder return performance graph contained herein.

  The compensation program has three elements:

  .  annual base salary;

  .  annual bonuses, which are based on certain performance objectives; and

  . awards under the Incentive Plan, which are based on both our performance and individual performance.

  The committee has approved these elements of compensation to ensure our total compensation program is comparable to and competitive with that of other companies of similar size.

Annual Compensation

  Base Salary. Base salaries for executive officers are established based on the scope of the duties and responsibilities of each officer's position. Peer Group compensation practices are also taken into account. The base salary of each executive officer is adjusted in or around April of each year.

  Annual Bonuses. In July 1996, the Board approved a new compensation program for executive officers based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals. Executive officers can earn bonuses equal to between 0% to 125% of their respective base salaries. The bonus payable, if any, is contingent upon the attainment of objectives determined by the committee. Other senior managers have similar bonus arrangements.

  Bonuses are paid in cash as soon as determinable after the end of the calendar year in which they were earned, but prior to March 15. The bonus is forfeited if employment is terminated before the last day of the calendar year in which it was earned.

  Incentive Plan. The committee believes that stock options and other forms of equity compensation are an important method of rewarding and motivating management. In addition, equity compensation aligns management's interests with those of our shareholders on a long-term basis. The committee recognizes that we conduct our business in an increasingly competitive industry. In order to remain highly competitive and at the same time pursue a high-growth strategy, we must employ the best and most talented executives and managers who possess demonstrated skills and experience. The committee believes that stock options and other forms of equity compensation have given and continue to give us a significant advantage in attracting and retaining such employees. The committee believes the Incentive Plan is an important feature of our executive compensation package. Under the Incentive Plan, options and other forms of equity compensation may be granted to executive officers who are expected to make important contributions to our future success. In determining the size of stock option and other equity grants, the committee focuses primarily on our performance and the perceived role of each executive in accomplishing our performance objectives, as well as the satisfaction of individual performance objectives.

  The committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for our executive officers. Stock options and other equity awards generally provide rewards to executives only to the extent our stock price increases after they are granted. Thus, the committee feels that stock options and other equity awards granted under the Incentive Plan provide executives with incentives that closely align their interests with yours and encourage them to promote our ongoing success.

Policy on Deductibility of Compensation

  Code Section 162(m) prohibits us from deducting for federal income tax purposes any amount paid in excess of $1,000,000 to either the chief executive officer or any of the other four most highly paid executive officers. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The committee believes that our current compensation arrangements, which are primarily based on performance, are appropriate and in our best interest and your best interest, without regard to tax considerations. Thus, if the tax laws or their interpretation change or other circumstances occur which might make some portion of the executive compensation non-deductible for federal tax purposes, the committee does not plan to make significant changes in the basic philosophy and practices reflected in our executive compensation program.

  The committee believes our performance since our stock has been publicly traded reflects the wisdom of our compensation philosophy.

Chief Executive Officer Compensation

  The Chief Executive Officer's salary, bonus and long-term awards follow the policies described above. For the 1998 fiscal year, Mr. Maher received $463,000 in base salary payments. He was granted an option to acquire 375,000 shares of common stock under the Incentive Plan. Mr. Maher was awarded no other bonus and received no matching payments and profit sharing under our 401(k) Plan.

  The committee also approved the compensation of our other executive officers for 1998, following the principles and procedures outlined in this report/1/.


                                       COMPENSATION COMMITTEE
                                       Robert P. Maher
                                       Peter B. Pond
                                       Mitchell H. Saranow
                                       James R. Thompson

----------------
/1/ Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission, neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Shareholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Maher has been a member of the Compensation Committee since January 1997. We did not have a Compensation Committee prior to January 1997. Prior to January 1997, the entire Board made decisions with respect to executive officer compensation.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total shareholder return on our common stock against The Nasdaq Stock Market U.S. Index (the "Nasdaq Index") and the Peer Group. The graph assumes that $100 was invested on October 4, 1996 (the effective date of our initial public offering) at the initial public offering price of $10.67 per share, in each of our common stock, the Nasdaq Index and the Peer Group. The graph also assumes that all dividends were reinvested.

  Note: The stock price performance shown below is not necessarily indicative of future price performance.


                    COMPARISON OF CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR THE METZLER GROUP, INC.

                 Prepared by Media General Financial Services
        Produced on April 16, 1999, including data to December 31, 1998




                                                                NASDAQ       PEER          THE METZLER
MEASUREMENT PERIOD                                              INDEX        GROUP         GROUP, INC.
------------------                                             -------       -----         -----------
Measurement Point--10/4/96..................................   $100.00       $100.00         $100.00
FYE 12/31/96................................................   $104.71       $106.27         $158.75
FYE 12/31/97................................................   $128.08       $137.02         $200.63
FYE 12/31/98................................................   $180.64       $124.70         $364.97


Note:  (a) The Peer Group is weighted by market capitalization.
       (b) Two members of the Peer Group at FYE 12/31/97 ceased to be publicly traded in 1998. Accordingly, Claremont Technology Group Inc. and Computer Management SCI are not included in the current Peer Group.

                              EXECUTIVE OFFICERS

  The Company's executive officers are as follows:

NAME                                    AGE       POSITION WITH THE COMPANY
----                                    ---       -------------------------

Robert P. Maher..................       49        Chairman of the Board, President, Chief Executive Officer and
                                                  nominee for director
Timothy D. Kingsbury.............       42        Chief Financial Officer and Treasurer
Barry S. Cain....................       56        Vice President and Chief Administrative Officer and Director
Stephen J. Denari................       46        Vice President--Corporate Development
Charles A. Demirjian.............       34        Vice President, General Counsel and Secretary


  Robert P. Maher has served as the Chief Executive Officer and President of our holding company since inception and as our Chairman of the Board since June 1996. From August 1990 to December 1995, Mr. Maher held various positions with us, most recently as a Senior Vice President of Metzler & Associates, Inc., one of our subsidiaries, working primarily in the information technology area. From 1988 to August 1990, he organized and directed information technology engagements for the regulated segment of the communications industry practice as a principal with the consulting practice of Ernst & Young LLP.

  Timothy D. Kingsbury joined us in 1982 and has served as our Chief Financial Officer and Treasurer since May 1999. Prior to becoming our Chief Financial Officer, Mr. Kingsbury served as our Chief Accounting Officer and, prior to that, as the Chief Financial Officer of Peterson Worldwide LLC, which combined with us in a pooling transaction in August 1998. Mr. Kingsbury is a certified public accountant.

  Barry S. Cain has served as our Vice President and Chief Administrative Officer since September 1997 and as a director since May 1998. Mr. Cain joined us from his position as a member of the law firm of Sachnoff & Weaver, Ltd., where he was co-chairman of the firm's Business Group and a member of its board of directors. Prior to joining us, Mr. Cain served as our outside general counsel since inception.

  Stephen J. Denari has served as our Vice President--Corporate Development since June 1997. Prior to joining us, Mr. Denari served as a turn-around specialist for a variety of companies, including Harley Davidson, DBMS, Inc., American Capital Enterprises, and First National Entertainment. Mr. Denari has also assisted us since 1990 in various specialized projects for our clients.

  Charles A. Demirjian has served as our General Counsel, Vice President and Secretary since September 1997. Mr. Demirjian joined us from his position as a member of the law firm of Sachnoff & Weaver, Ltd. Prior to joining Sachnoff & Weaver, Ltd. in March 1996, Mr. Demirjian was an associate with the law firm of Neal Gerber & Eisenberg.

                            MANAGEMENT COMPENSATION

General

  The following table sets forth compensation awarded or earned by our President and Chief Executive Officer and the four other most highly paid executive officers who earned more than $100,000 during the year ended December 31, 1998:

                          SUMMARY COMPENSATION TABLE


-------------------------------------------------------------------------------------------------------------------------------
 NAME AND
 PRINCIPAL           FISCAL                                        OTHER ANNUAL         OPTIONS (NO.          ALL OTHER
 POSITION            YEAR              SALARY      BONUS           COMPENSATION         OF SHARES)          COMPENSATION (1)
-------------------------------------------------------------------------------------------------------------------------------
Robert P.
 Maher,               1996           $281,000        -             $   15,648(2)                -             $859,961
 Chairman,            1997            411,250        -                  1,500(2)          150,000                    -
 President and        1998            462,060        -                        -           375,000                    -
 Chief Executive
 Officer
Timothy D.
 Kingsbury,           1996            192,708       2,400                     -                 -                    -
 Chief Financial      1997            223,958     168,994               4,500(2)                -                    -
 Officer and          1998            225,000      85,619               4,500(2)            6,000                    -
 Treasurer (3)
Barry S. Cain,        1997                                                                150,000                    -
 Chief                1998            300,000        -                654,563(5)           37,500                    -
 Administrative
 Officer (4)
Stephen J.
 Denari, Vice         1997             87,195        -                        -           153,000                    -
 President-           1998            175,000        -              1,425,813(5)           75,000                    -
 Corporate
 Development(6)
Charles A.
 Demirjian, Vice      1997             29,167        -                        -            75,000                    -
 President and        1998            175,000        -                654,563(5)           75,000                    -
 General
 Counsel(7)
James F.
 Hillman,             1996            118,750        -                        -           115,500                    -
 Chief Financial      1997            206,250        -                    625(2)           37,500                    -
 Officer (8)          1998            250,000        -              1,994,063(5)           75,000                    -

---------------

(1) Represents the proportionate share of our net income for the period January 1, 1996 through October 3, 1996. Prior to January 1, 1996, we operated as a C-corporation. Effective January 1, 1996, the shareholders elected to be taxed under Subchapter S of the Code. As an S-corporation, our profits are distributed to shareholders and we are not subject to federal (and some state) income taxes. The S-corporation election terminated in connection with the consummation of our initial public offering of common stock on October 4, 1996.
(2)  Represents matching payments and profit sharing under applicable 401(k)
     Plan.

(3) Mr. Kingsbury became our Chief Financial Officer and Treasurer in May 1999. Prior to that, he was our Chief Accounting Officer and, prior to that, the Chief Financial Officer and Treasurer of Peterson Worldwide LLC, which combined with us in a pooling transaction in August 1998.
(4)  Mr. Cain began his employment with us in September 1997.
(5)  Consists of compensation resulting from the exercise of stock options.
(6)  Mr. Denari began his employment with us in June 1997.
(7)  Mr. Demirjian began his employment with us in September 1997.
(8) Mr. Hillman began his employment with us on April 15, 1996 and was our Chief Financial Officer and Treasurer in 1998.

Executive Option Grants

  The following table sets forth the stock option grants we made to each of the named executive officers in 1998.

                         OPTIONS GRANTS IN FISCAL 1998

                               INDIVIDUAL GRANTS
                               -----------------


                                       NUMBER OF       PERCENT OF
                                      SECURITIES     TOTAL OPTIONS
                                      UNDERLYING       GRANTED TO     EXERCISE                     GRANT
                                       OPTIONS       EMPLOYEES IN     PRICE PER    EXPIRATION      DATE
         NAME                          GRANTED        FISCAL 1998       SHARE         DATE        VALUE (1)
         ----                         ----------     ------------     ---------    ----------     ---------
Robert P. Maher................        225,000(2)        6.34           $24.00       1/16/08      1,923,000
                                       150,000(3)        4.23            29.13       10/7/08      1,555,000
Timothy D. Kingsbury(4)........          6,000           0.16            28.00        9/1/08         62,000
Barry S. Cain(3)...............         37,500(3)        1.06            29.13       10/7/08        390,000
Stephen J. Denari(3)...........         37,500(5)        1.06            28.83        3/3/08        385,000
                                        37,500(3)        1.06            29.13       10/7/08        390,000
Charles A. Demirjian(3)........         37,500(5)        1.06            28.83        3/3/08        385,000
                                        37,500(3)        1.06            29.13       10/7/08        390,000
James F. Hillman(3)............         37,500(5)        1.06            28.83        3/3/08        385,000
                                        37,500(3)        1.06            29.13       10/7/08        390,000


(1) The fair value of the option grant is estimated as of the date of grant using the Black-Scholes option pricing model. The following assumptions were used:

Expected Volatility...............................................    45%
Risk-free interest rate...........................................   5.0%
Dividend yield....................................................     0%
Expected life.....................................................3 years
Forfeiture rate...................................................    20%


(2) The options were granted on January 16, 1998 at the fair market value of common stock on that date; 50% of these options became exercisable on April 1, 1999, and the remainder become exercisable 25% on January 16, 2001 and 25% on January 16, 2002.
(3) The options were granted on October 8, 1998 at the fair market value of common stock on that date and become exercisable 50% on October 8, 2000, 25% on October 8, 2001 and 25% on October 8, 2002.
(4) The options were granted on September 1, 1998 at the fair market value of common stock on that date and become exercisable 50% on September 1, 2000, 25% on September 1, 2001 and 25% on September 1, 2002.
(5) The options were granted on March 3, 1998 at the fair market value of common stock on that date and become exercisable 50% on March 3, 2000, 25% on March 3, 2001 and 25% on March 3, 2002.

Option Exercises and Holdings

  The following table sets forth the value of unexercised options held by the named executive officers on December 31, 1998. The named executive officers exercised options to purchase 225,000 shares of common stock in 1998. The approximate values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $48.69 per share, the closing price of the common stock as reported by the Nasdaq National Market on December 31, 1998) are also included.

                         FISCAL YEAR END OPTION VALUES

                                                           Number of Shares Underlying           Value of Unexercised
                                                          Unexercised Options at Fiscal     In-The-Money Options at Fiscal
                                                                  Year End (#)                       Year End ($)
                                                          -----------------------------     ------------------------------
                             Shares
                          Acquired on        Value
         Name             Exercise (#)     Realized       Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------   ------------    ---------       -----------     -------------     -----------     -------------
Robert P. Maher........           --             --            --            525,000             --           13,792,000
Timothy D. Kingsbury...           --             --            --              6,000             --              124,000
Barry S. Cain..........       37,500        654,563            --            150,000             --            3,661,000
Stephen J. Denari......       75,000      1,425,813            --            153,000             --            4,054,000
Charles A. Demirjian...       37,500        654,563            --            112,500             --            2,454,000
James F. Hillman.......       75,000      1,994,063            --            153,000             --            4,227,000

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Peter B. Pond, one of our directors, is a principal of Donaldson, Lufkin & Jenrette Securities Corporation. DLJ sometimes provides and in the past has provided us with investment banking services. DLJ served as the lead manager in our secondary offerings that were completed in March 1998 and November 1998. In connection with these offerings, the underwriting syndicates, of which DLJ was a part, received underwriting fees equal to approximately $5.0 million. In addition, DLJ served as an advisor on certain transactions last year and was paid fees of approximately $3.8 million for these services. In April 1999, we agreed to accept notes for some or all of the exercise price of vested options exercised by Messrs. Cain, Demirjian and Maher. The notes will be delivered upon issuance of the shares, and amount of the notes and the interest rate will be determined at that time.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                        OFFICERS AND PRINCIPAL HOLDERS

  The following table sets forth certain information regarding the beneficial ownership of common stock as of May 12, 1999 by: (i) each person we know to own beneficially more than five percent of the outstanding shares of common stock; (ii) each of our directors and nominees; (iii) each of the named executive officers; and (iv) all of our directors and executive officers as a group. (Each person named below has an address in care of our principal executive offices.) We believe that each person named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such holder, subject to community property laws where applicable.

                                                                                    SHARES BENEFICIALLY OWNED (1)
                                                                                    -----------------------------
OFFICERS, DIRECTORS AND 5% SHAREHOLDERS                                               NUMBER            PERCENT
---------------------------------------                                             -----------------------------
Robert P. Maher(2).............................................................       813,765             1.9%
Timothy D. Kingsbury...........................................................        78,123               *
Barry S. Cain..................................................................        19,884               *
Stephen J. Denari(3)...........................................................            --               *
Charles A. Demirjian...........................................................        18,975               *
James F. Hillman(3)............................................................        18,750               *
Peter B. Pond(3)...............................................................        21,000               *
Mitchell H. Saranow(4).........................................................        24,000               *
James R. Thompson..............................................................            --               *
All directors and executive officers as a group (8 persons)....................       977,257             2.3%

--------
*less than 1%
(1) Applicable percentage of ownership as of May 12, 1999 is based upon approximately 42,400,000 shares of common stock outstanding. Beneficial ownership is a technical term determined in accordance with the rules of the SEC. Beneficial ownership generally means that a Shareholder can vote or sell the stock either directly or indirectly.
(2) Excludes shares held by Mr. Maher's children, for which he disclaims beneficial ownership.
(3) Consists of shares of common stock subject to options that are or become exercisable within 60 days of May 12, 1999.
(4) Includes 21,000 shares of common stock subject to options that are or become exercisable within 60 days of May 12, 1999.

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and any persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulations to send us copies of all Section 16(a) forms they file.

  To our knowledge, based solely on review of the copies of such reports sent to us and written representations that no other reports were required, during the year ended December 31, 1998, all such Section 16(a) filing requirements were complied with, except that Governor Thompson inadvertently filed his Initial Statement of Beneficial Ownership on Form 3 late, filing it with the Statement of Changes in Beneficial Ownership on Form 5 filed by our other directors and executive officers in February 1999.

              SHAREHOLDER PROPOSALS FOR THE 1999 PROXY STATEMENT

  If you wish to submit a proposal to be included in the proxy statement for the 2000 annual meeting of Shareholders, you should submit the proposal in writing to Secretary, The Metzler Group, Inc., to 615 N. Wabash, Chicago, Illinois 60611. We must receive a proposal by February 22, 2000 in order to consider it for inclusion in the proxy statement for the 2000 annual meeting of Shareholders.

                               VOTING PROCEDURES

  We count abstentions and broker non-votes to determine how many votes are present at the annual meeting. You may vote either in favor of the nominee for director or withhold your vote. You may vote for, against or abstain with respect to the other matters to be voted upon at the Annual Meeting. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick L.L.P., our independent public accountants, has audited our financial statements for the fiscal year ended December 31, 1998. We expect representatives of KPMG Peat Marwick L.L.P. to be present at the meeting and to be available to respond to your questions. The KPMG Peat Marwick L.L.P. representatives will be given an opportunity to make a statement if they desire.

                               OTHER INFORMATION

  If you would like a copy of our Annual Report on Form 10-K that we filed with the SEC for 1998 (excluding exhibits), we will send you one without charge. Please write to:

  Joey Fabere
  Investor Relations
  The Metzler Group, Inc.
  615 N. Wabash
  Chicago, Illinois 60611

                            SOLICITATION OF PROXIES

  We are soliciting the proxies solicited by this proxy statement. We will pay all expenses incident to such solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and/or employees may solicit proxies in person or by telephone without additional compensation. We also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principles to obtain authority to execute proxies. We reimburse them for their expenses.

  The above notice of annual meeting and proxy statement are sent by order of the Board.

                              CHARLES A. DEMIRJIAN
                              Secretary

Chicago, Illinois
May   , 1999

                                    ANNEX A

                           LONG-TERM INCENTIVE PLAN

                            THE METZLER GROUP, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                       Robert P. Maher
1.  ELECTION OF DIRECTORS              For       Withheld
    Robert P. Maher                    [_]       [_]


                       THIS AREA RESERVED FOR ADDRESSING


2.  AMENDMENT TO AMENDED AND RESTATED  For      Against  Abstain
    CERTIFICATE OF INCORPORATION TO    [_]      [_]      [_]
    INCREASE TOTAL AUTHORIZED COMMON
    STOCK TO 250,000,000 SHARES


3.  AMENDMENT TO AMENDED AND RESTATED  For      Against  Abstain
    CERTIFICATE OF INCORPORATION TO    [_]      [_]      [_]
    CHANGE OUR NAME TO NAVIGANT
    CONSULTING, INC.


4.  RE-APPROVAL OF INCENTIVE PLAN      For      Against  Abstain
                                       [_]      [_]      [_]


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature


Signature (if held jointly)

Dated: _____________________________________________________________, 1999
       Please sign exactly as name appears hereon. For joint accounts, all tenants should sign. Executors, administrators, trustees, etc., should so indicate when signing.


                              FOLD AND DETACH HERE
 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

PROXY                                                                     PROXY

                            THE METZLER GROUP, INC.
                     615 N. Wabash, Chicago, Illinois 60611
          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert P. Maher as the undersigned's proxy, with full power of substitution, to represent and to vote, as designated below, all of the undersigned's common stock in The Metzler Group, Inc. at the annual meeting of shareholders of The Metzler Group, Inc. to be held on Monday, June 21, 1999, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no specific direction is made, this proxy will be voted in the discretion of the policy holder on all matters. The Board favors a vote "FOR" each of:

     .  The election of the nominated director.

     . The approval of the amendment to The Metzler Group, Inc.'s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock to 250,000,000.

     . The approval of the amendment to The Metzler Group, Inc.'s Amended and Restated Certificate of Incorporation to change the name of The Metzler Group, Inc. to Navigant Consulting, Inc.

     .  The re-approval of The Metzler Group, Inc.'s Long-Term Incentive Plan.


               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE RETURN ENVELOPE.

                 (Continued and to be signed on reverse side.)